Sub-Item 77Q1(e)

                                AMENDMENT NO. 17
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of April 30, 2010, amends the Master Investment Advisory Agreement (the "Agreement") dated September 11, 2000, between AIM Investment Funds, a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, AIM Investment Funds is now named AIM Investment Funds (Invesco Investment Funds); and

     WHEREAS, the following Funds have been renamed:

CURRENT NAME                                          NEW NAME
------------                          ---------------------------------------
AIM Balanced-Risk Allocation Fund     Invesco Balanced-Risk Allocation Fund
AIM China Fund                        Invesco China Fund
AIM Developing Markets Fund           Invesco Developing Markets Fund
AIM Global Health Care Fund           Invesco Global Health Care Fund
AIM International Total Return Fund   Invesco International Total Return Fund
AIM Japan Fund                        Invesco Japan Fund
AIM LIBOR Alpha Fund                  Invesco LIBOR Alpha Fund
AIM Trimark Endeavor Fund             Invesco Endeavor Fund
AIM Trimark Fund                      Invesco Global Fund
AIM Trimark Small Companies Fund      Invesco Small Companies Fund;

     NOW, THEREFORE, the parties agree that;

     1. All references to AIM Investment Funds in the Agreement are hereby deleted and replaced with AIM Investment Funds (Invesco Investment Funds).

     2. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

                                            EFFECTIVE DATE OF
NAME OF FUND                                ADVISORY AGREEMENT
------------                                ------------------
Invesco Balanced-Risk Allocation Fund          May 29, 2009
Invesco China Fund                            March 31, 2006
Invesco Developing Markets Fund              September 1, 2001
Invesco Global Health Care Fund              September 1, 2001
Invesco International Total Return Fund       March 31, 2006

Invesco Japan Fund                            March 31, 2006
Invesco LIBOR Alpha Fund                      March 31, 2006
Invesco Endeavor Fund                         November 3, 2003
Invesco Global Fund                           November 3, 2003
Invesco Small Companies Fund                  November 3, 2003
Invesco Alternative Opportunities Fund       February 12, 2010
Invesco Commodities Strategy Fund            February 12, 2010
Invesco FX Alpha Plus Strategy Fund          February 12, 2010
Invesco FX Alpha Strategy Fund               February 12, 2010
Invesco Global Advantage Fund                February 12, 2010
Invesco Global Dividend Growth Securities
   Fund                                      February 12, 2010
Invesco Health Sciences Fund                 February 12, 2010
Invesco International Growth Equity Fund     February 12, 2010
Invesco Pacific Growth Fund                  February 12, 2010
Invesco Van Kampen Emerging Markets Fund     February 12, 2010
Invesco Van Kampen Global Bond Fund          February 12, 2010
Invesco Van Kampen Global Equity
   Allocation Fund                           February 12, 2010
Invesco Van Kampen Global Franchise Fund     February 12, 2010
Invesco Van Kampen Global Tactical Asset
   Allocation Fund                           February 12, 2010
Invesco Van Kampen International
   Advantage Fund                            February 12, 2010
Invesco Van Kampen International Growth
   Fund                                      February 12, 2010

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR

     The Trust shall pay the Adviser, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                      INVESCO BALANCED-RISK ALLOCATION FUND

NET ASSETS                 ANNUAL RATE*
----------                --------------
First $250 million.....       0.95%
Next $250 million......      0.925%
Next $500 million......       0.90%
Next $1.5 billion......      0.875%
Next $2.5 billion......       0.85%
Next $2.5 billion......      0.825%
Next $2.5 billion......       0.80%
Over $10 billion.......      0.775%

* To the extent Invesco Balanced-Risk Allocation Fund invests its assets in Invesco Cayman Commodity Fund I Ltd., a direct wholly-owned subsidiary of Invesco Balanced-Risk Allocation Fund, the Adviser shall not collect the portion of the advisory fee that the Adviser would otherwise be entitled to collect from Invesco Balanced-Risk Allocation Fund, in an amount equal to 100% of the advisory fee that the Adviser receives from Invesco Cayman Commodity Fund I Ltd.

                               INVESCO CHINA FUND
                         INVESCO DEVELOPING MARKETS FUND
                               INVESCO JAPAN FUND

NET ASSETS                  ANNUAL RATE
----------                --------------
First $250 million.....      0.935%
Next $250 million......       0.91%
Next $500 million......      0.885%
Next $1.5 billion......       0.86%
Next $2.5 billion......      0.835%
Next $2.5 billion......       0.81%
Next $2.5 billion......      0.785%
Over $10 billion.......       0.76%

                         INVESCO GLOBAL HEALTH CARE FUND

NET ASSETS                  ANNUAL RATE
----------                --------------
First $350 million.....       0.75%
Next $350 million......       0.65%
Next $1.3 billion......       0.55%
Next $2 billion........       0.45%
Next $2 billion........       0.40%
Next $2 billion........      0.375%
Over $8 billion........       0.35%

                     INVESCO INTERNATIONAL TOTAL RETURN FUND

NET ASSETS                  ANNUAL RATE
----------                --------------
First $250 million.....       0.65%
Next $250 million......       0.59%
Next $500 million......      0.565%
Next $1.5 billion......       0.54%
Next $2.5 billion......      0.515%
Next $5 billion........       0.49%
Over $10 billion.......      0.465%

                            INVESCO LIBOR ALPHA FUND

NET ASSETS                  ANNUAL RATE
----------                --------------
First $1 billion.......       0.45%
Next $4 billion........      0.425%
Over $5 billion........       0.40%

                              INVESCO ENDEAVOR FUND
                          INVESCO SMALL COMPANIES FUND

NET ASSETS                  ANNUAL RATE
----------                --------------
First $250 million.....      0.745%
Next $250 million......       0.73%
Next $500 million......      0.715%
Next $1.5 billion......       0.70%
Next $2.5 billion......      0.685%
Next $2.5 billion......       0.67%
Next $2.5 billion......      0.655%
Over $10 billion.......       0.64%

                               INVESCO GLOBAL FUND

NET ASSETS                  ANNUAL RATE
----------                --------------
First $250 million.....       0.80%
Next $250 million......       0.78%
Next $500 million......       0.76%
Next $1.5 billion......       0.74%
Next $2.5 billion......       0.72%
Next $2.5 billion......       0.70%
Next $2.5 billion......       0.68%
Over $10 billion.......       0.66%

                     INVESCO ALTERNATIVE OPPORTUNITIES FUND

NET ASSETS                  ANNUAL RATE
----------                --------------
All Assets.............       0.20%

                        INVESCO COMMODITIES STRATEGY FUND

NET ASSETS                  ANNUAL RATE
----------                --------------
All Assets.............       0.50%

                       INVESCO FX ALPHA PLUS STRATEGY FUND

NET ASSETS                 ANNUAL RATE**
----------                --------------
All Assets.............       1.10%

** The base fee is adjusted upward if, during the most recent 12-month period, the Fund outperforms LIBOR plus 6.00% and adjusted downward if, during the most recent 12-month period, the Fund underperforms LIBOR minus 6.00%. The performance adjustment is 20% of the amount by which the Fund outperforms or underperforms LIBOR plus or minus 6.00%, respectively, during the applicable period. The maximum adjustment over any 12-month period is +/-0.55% of the Fund's average net assets over the applicable performance period.

                         INVESCO FX ALPHA STRATEGY FUND

NET ASSETS                ANNUAL RATE***
----------                --------------
All Assets.............        0.55%

*** The base fee is adjusted upward if, during the most recent 12-month period, the Fund outperforms LIBOR plus 2.50% and adjusted downward if, during the most recent 12-month period, the Fund underperforms LIBOR minus 2.50%. The performance adjustment is 20% of the amount by which the Fund outperforms or underperforms LIBOR plus or minus 2.50%, respectively, during the applicable period. The maximum or minimum adjustment over any 12-month period is +/-0.275% of the Fund's average net assets over the applicable performance period.

                          INVESCO GLOBAL ADVANTAGE FUND

NET ASSETS                  ANNUAL RATE
----------                --------------
First $1.5 billion.....        0.57%
Over $1.5 billion......       0.545%

                 INVESCO GLOBAL DIVIDEND GROWTH SECURITIES FUND

NET ASSETS                  ANNUAL RATE
----------                --------------
First $1 billion.......       0.67%
Next $500 million......      0.645%
Next $1 billion........       0.62%
Next $1 billion........      0.595%
Next $1 billion........       0.57%
Over $4.5 billion......      0.545%

                          INVESCO HEALTH SCIENCES FUND

NET ASSETS                  ANNUAL RATE
----------                --------------
First $500 million.....       0.92%
Next $500 million......       0.87%
Over $1 billion........      0.845%

                    INVESCO INTERNATIONAL GROWTH EQUITY FUND
                  INVESCO VAN KAMPEN INTERNATIONAL GROWTH FUND

NET ASSETS                  ANNUAL RATE
----------                --------------
First $1 billion.......       0.75%
Over $1 billion........       0.70%

                           INVESCO PACIFIC GROWTH FUND

NET ASSETS                  ANNUAL RATE
----------                --------------
First $1 billion.......       0.87%
Next $1 billion........       0.82%
Over $2 billion........       0.77%

                    INVESCO VAN KAMPEN EMERGING MARKETS FUND

NET ASSETS                  ANNUAL RATE
----------                --------------
First $500 million.....       1.25%
Next $500 million......       1.20%
Next $1.5 billion......       1.15%
Over $2.5 billion......       1.00%

                       INVESCO VAN KAMPEN GLOBAL BOND FUND

NET ASSETS                  ANNUAL RATE
----------                --------------
First $500 million.....      0.625%
Next $500 million......       0.60%
Next $1 billion........      0.575%
Next $1 billion........       0.55%
Over $3 billion........       0.50%

                INVESCO VAN KAMPEN GLOBAL EQUITY ALLOCATION FUND

NET ASSETS                  ANNUAL RATE
----------                --------------
First $750 million.....       1.00%
Next $500 million......       0.95%
Over $1.25 billion.....       0.90%

                    INVESCO VAN KAMPEN GLOBAL FRANCHISE FUND

NET ASSETS                  ANNUAL RATE
----------                --------------
First $500 million.....       0.80%
Next $500 million......       0.75%
Over $1 billion........       0.70%

            INVESCO VAN KAMPEN GLOBAL TACTICAL ASSET ALLOCATION FUND

NET ASSETS                  ANNUAL RATE
----------                --------------
First $750 million.....       0.75%
Next $750 million......       0.70%
Over $1.5 billion......       0.65%

                 INVESCO VAN KAMPEN INTERNATIONAL ADVANTAGE FUND

NET ASSETS                  ANNUAL RATE
----------                --------------
First $500 million.....       0.90%
Next $500 million......       0.85%
Over $1 billion........       0.80%"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                        AIM INVESTMENT FUNDS
                                        (INVESCO INVESTMENT FUNDS)


Attest: /s/ Stephen R. Rimes            By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)

                                        INVESCO ADVISERS, INC.


Attest: /s/ Stephen R. Rimes            By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)